Exhibit 99.2
Core Net Income Reconciliation
     Core net income is net income excluding the balance sheet repositioning and severance charges, the gain on sale of subsidiary, write down of other real estate, and the life insurance benefit. Management believes that core net income is a more useful measure of operating performance since it excludes items that are not recurring in nature. In addition, management believes core net income is more reflective of current trends. The following table reconciles reported net income to core net income for the periods presented:

	Quarter-to-date			Year-to-date
	4Q05	4Q04	3Q05	2005	2004

Net income (loss)	$6,670	$(5,602)	$11,542	$5,944	$2,376
Gain on sale of subsidiary, net of tax	—	—	(6,881)	(6,881)	—
Life insurance benefit	—	—	(789)	(789)	—
Loss on U.S. Agency debt securities, net of tax	—	—	1,968	12,563	—
Charge from prepayment of FHLB advances, net of tax	—	2,555	—	5,886	2,555
Charge from unwinding of swaps, net of tax	—	—	—	2,206	—
Write down on other real estate owned, net of tax	—	—	—	1,502	—
Charge from redemption of trust preferred securities, net of tax	—	—	—	318	—
Employment severance charges, net of tax	—	218	—	123	218
Impairment loss on equity securities, net of tax	—	6,120	—	—	6,120
Retirement benefit obligation, net of tax	—	—	—	—	902

Core net income	$6,670	$3,291	$5,840	$20,872	$12,171

Core diluted earnings per share	$0.30	$0.18	$0.29	$1.05	$0.67

	Quarter-to-date			Year-to-date
	4Q05	4Q04	3Q05	2005	2004

Income (loss) from continuing operations	$6,670	$(3,278)	$5,913	$(1,589)	$3,072
Gain on sale of subsidiary, net of tax	—	—	—	—	—
Life insurance benefit	—	—	(789)	(789)	—
Loss on U.S. Agency debt securities, net of tax	—	—	—	10,595	—
Charge from prepayment of FHLB advances, net of tax	—	2,158	—	5,886	2,158
Charge from unwinding of swaps, net of tax	—	—	—	2,206	—
Write down on other real estate owned, net of tax	—	—	—	1,502	—
Charge from redemption of trust preferred securities, net of tax	—	—	—	318	—
Employment severance charges, net of tax	—	218	—	123	218
Impairment loss on equity securities, net of tax	—	3,786	—	—	3,786
Retirement benefit obligation, net of tax	—	—	—	—	902

Core income from continuing operations	$6,670	$2,884	$5,124	$18,252	$10,136

Core diluted earnings per share from continuing operation	$0.30	$0.16	$0.25	$0.92	$0.55